Exhibit 10.29

LEASE AGREEMENT

State of California

1.

PARTIES. This Lease Agreement (hereinafter referred to as “this Agreement”) is made and entered into this 1st day of October, 2015 by and between Heritage Village Offices (hereinafter referred to as “Lessor”) and hopTo Inc. (hereinafter referred to as “Lessee”).

2.

DESCRIPTION OF PREMISES. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor that certain office space (“Premises”) or “Demised Premises” as generally outlined in Exhibit A and in the office Building (hereinafter referred to as the “Building”) located at 51 E. Campbell Avenue, Campbell, California. The Premises are commonly described as Suite 128, consisting of approximately 2,514 rentable square feet.

Lessor has engaged a third party space accountant or architect (“Space Accountant”), who has determined the amount of rentable square feet within the Premises. The calculations (“Rentable Square Feet”) is made as interpreted by Space Accountant, whose interpretation shall be binding on Lessee and Lessor, “Rentable Square Feet” will include an equitable apportionment of the portions of the Building the use or benefit of which Lessee may share with other tenant(s) occupying the Building (the “Building Common Areas”). Lessor represents that Space Accountant has determined the Rentable Square Feet in accordance with BOMA standards (Building Owners and Managers Association Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996).

3.

GRANTING CLAUSE. In consideration of the obligation of Lessee to pay rent as herein provided and in consideration of the other terms, covenants and conditions hereof, Lessor hereby demises and leases to Lessee, and Lessee hereby takes from Lessor, the Demised Premises to have and to hold the same for the agreement term specified herein, all upon the terms and conditions set forth in this Agreement. Further, Lessee shall have the nonexclusive right in common with other tenants occupying space in the Building to use the parking facilities and other Building Common Areas. Lessor shall ensure that, at all times, there are a sufficient number of parking spaces within the parking facilities to meet current zoning requirements and that Lessee has available its proportionate share of such spaces.

This Agreement is conditioned upon faithful performance by Lessee of the following agreements, covenants, rules and regulations, herein set out and agreed to by Lessee.

4.	TERM. The term of this Agreement shall be for Thirty Six (36) months commencing on the 1st day of October 2015 and terminating on the 30th day of September 2018.

5.	RENT. Lessee agrees to pay Lessor the sum according to the following monthly schedule:

October 1, 2015 – September 30, 2016:     $9,176.10

October 1, 2016 – September 30, 2017:     $9,451.38

October 1, 2017 – September 30, 2018:     $9,734.92

Upon execution of lease agreement Lessee shall pay to Lessor the sum of Three (3) months pre-paid rent. Months credited with the pre-paid rent are 1, 35, and 36.

Rent is due on the first day of each month. A late fee of 5% will be charged for any rent not paid on/or before the 5th day of any.

~~Base Year for Operating Expenses (“Base Year”): 2015 calendar, tenant percentage is 0%~~

~~RENTAL ADJUSTMENT.~~

~~For purposes of this Lease, the following terms are defined as follows:~~

~~(1)~~	~~“Base Year Expenses” shall mean the actual amount of all Operating Expenses (as defined in Subparagraph 5(2)) incurred in the Base Year (as defined in Subparagraph 5).~~

~~(2)~~

~~“Operating Expenses” shall consist of all direct costs of ownership, operation, repair or maintenance (including necessary supplies, material, tools and equipment) of the Building or Common Areas, including any expansions of the Building or Common Areas by Lessor, and all indirect costs that are reasonably attributable to the operation, repair and maintenance of the Building and Common Areas, for any calendar year (and if the Building is less than ninety-five percent (95%) occupied, then the Operating Expenses will be calculated assuming the Building is ninety-five percent (95%) occupied for a full calendar year), including costs for the following by way of illustration, but not limitation:~~

~~HVAC Costs; Taxes and Assessments; Insurance Costs; Capital Costs; utilities, such as water, sewer and electrical services and any costs connected with providing such utility services (including, without limitation, any costs (whether or not Capital Costs) arising from the maintenance, repair and/or replacement of all or any component of electrical, plumbing, mechanical, lighting, HVAC or other Building systems, and/or the maintenance, repair and/or replacement of lighting fixtures, light bulbs, air filtration or distribution devices, window panes, window coating and/or other energy-saving measures); janitorial service and window cleaning; waste disposal; parking facilities; elevator, plumbing and electrical systems; Common Areas signage; landscaping and gardening; security; and accounting, legal, management fees, administrative and consulting fees.~~

~~Beginning with the calendar year following the Base Year and for each calendar year after that (each a “Comparison Year”), Lessee shall pay to Lessor on the first day of each calendar month of each Comparison Year, in addition to the Monthly Basic Rent and all other payments due under this Lease, an amount equal to Lessee’s Additional Expenses.~~

~~After the end of the Base Year, Landlord shall compute and deliver to Lessee a statement of the actual Operating Expenses for Lessee’s Base Year.~~

~~As close as reasonably possible to the beginning of each Comparison Year, Lessor shall compute and deliver to Lessee an estimate of the Operating Expenses for that Comparison Year. If the estimated costs for the Comparison Year exceed the Operating Expenses for the Base Year, Lessee shall pay the Additional Expenses without further notice and in monthly installments of one-twelfth (1 /12) of such estimate, on the first day of each calendar month, as additional rent. If Lessor has not furnished Lessee with a written estimate for that year, Lessee shall continue to pay Additional Expenses at the rate established for the preceding Comparison Year (if applicable), provided that when a written estimate of Operating Expenses for the current Comparison Year is delivered to Lessee, Lessee shall, on or before the next monthly payment date, pay all accrued and unpaid Additional Expenses based on the new estimate.~~

~~On or before May 1 of each Comparison Year after the first Comparison Year (or as soon thereafter as is practical) Lessor shall deliver to Lessee a statement (the “Statement”) setting out Lessee’s actual Additional Expenses for the preceding Comparison Year. If Lessee’s actual Additional Expenses for the previous Comparison Year differ from the total estimated monthly payments of Additional Expenses made by Lessee for such year, Lessee shall pay the amount of the deficiency within ten (10) days of receipt of the Statement or Lessor shall credit the difference, as the case may be; in the case of a credit due, Lessor shall credit against Lessee’s next ensuing monthly installment(s) of rent an amount equal to the difference until the credit is exhausted. If a credit is due from Lessor on the last day of the Term, Lessor shall credit against any payments due from Lessee under this Lease an amount equal to the credit or, if no payments are due, or may become due from Lessee, Lessor shall pay Lessee the amount of the credit. If the dollar amount of Lessee’s Percentage of actual Operating Expenses for any Comparison Year is less than the dollar amount of Lessee’s Percentage of the Base Year Operating Expenses, Lessor shall not be required to pay the differential to Lessee. The obligations of Lessee and Lessor to make payments required under this Paragraph 5 shall survive the termination of this Lease.~~

~~If any dispute arises as to the accuracy of Operating Expenses as set forth in the Statement, Lessee shall nevertheless make payment in accordance with any notice given by Lessor, but Lessee shall have the right, after reasonable notice and at reasonable times, to inspect Lessor’s accounting records at Lessor’s accounting office and, if after such inspection, Lessee still disputes the amount of Additional Expenses owed, Lessor shall immediately refer the matter for prompt certification by Lessor’s certified public accountants, who shall be deemed to be acting as experts and not arbitrators, which certification shall be conclusive and binding on both parties. Any adjustment required to any previous payment made by Lessee or Lessor by reason of any such decision shall be made within ten (10) days of such certification. Lessee agrees to pay the cost of such certification unless it is determined that Lessor’s original Statement overstated Operating Expenses by more than five percent (5%).~~

~~Additional Expenses due from Lessee in any Comparison Year which has less than 365 days because the Term expires on other than the last day of that Comparison Year shall be prorated on a per-day basis.~~

6.	SECURITY DEPOSIT. Nine Thousand Seven Hundred Thirty Four and 92/100 ($9,734.92).

7.

CONDITIONS OF PREMISES. Subject to the completion of the Tenant Improvements as outlined in accordance with Exhibit A, occupancy of the Demised Premises by Lessee shall be conclusive evidence that Lessee formally accepts the same and acknowledges the Demised Premises are in good order and satisfactory condition when Lessee takes possession. Prior to delivery of the Demised Premises to Lessee, Lessor shall re-paint and re-carpet the Demised Premises using paint colors and carpet selected by Lessee from Lessor’s building standards. No agreements of Lessor to alter, remodel, decorate, clean or improve the Demised Premises or the Building and no representation respecting the condition of the Demised Premises or the Building and no representation respecting the condition of the Demised Premises or the Building has been made by Lessor to Lessee other than as may be contained in this Agreement or in a separate work letter agreement between Lessor and Lessee. Notwithstanding the foregoing, in addition to completion of the Tenant Improvements and the re-painting and re-carpeting of the Premises, Lessor shall deliver the Demised Premises to Lessee broom clean, with a water tight roof and with all building systems in good operating condition.

8.

POSSESSION. If the Lessor, for any reason what so ever, cannot deliver possession of the said Demised Premises to the Lessee at the commencement of the term hereof, this Agreement shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting there from, nor shall the expiration date of the above term be in any way extended, but in that event, all rent shall be abated during the period between the commencement of said term and the time when Lessor delivers possession. Further, in the event Lessor has not delivered possession of the Demised Premises to Lessee by November 1, 2015 (the “Outside Delivery Date”), Lessee shall have the right to terminate this lease by delivering notice to Lessor at any time after the Outside Delivery Date and prior to Lessor’s delivery of possession.

In the event that Lessor shall permit Lessee to occupy the Demised Premises prior to the commencement date of the term, such occupancy shall be subject to all the provisions of this Agreement. Said early possession shall not advance the termination date herein provided.

9.

PERMITTED USE - VIOLATIONS OF INSURANCE COVERAGE. Lessee will occupy and use the space as general office. Lessee will not occupy or use, nor permit any portion of the Demised Premises to be occupied or used or any business or purpose which is unlawful in part or in whole or deemed to be disreputable in any manner, or extra hazardous on account of fire, nor permit anything to be done which will in any way increase the rate of fire insurance on the Building or contents, and in the event that, by reason of acts solely by Lessee, there shall be any increase in rate of insurance on the Building or contents created by Lessee's acts or conduct of business then Lessee hereby agrees to pay such increase immediately upon written demand from Lessor.

10.

LAWS AND REGULATIONS. Lessee will maintain the Demised Premises in a clean and healthful condition and comply with all laws, ordinances, orders rules, and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) with reference to use, conditions, or occupancy of the Demised Premises. However, the foregoing shall not obligate Lessee to make alterations or improvements to the Demised Premises.

11.

INDEMNITY, LIABILITY AND LOSS OR DAMAGE. By moving into the Demised Premises, Lessee accepts same as suitable for the purposes for which the same are leased and accepts the Building and each and every appurtenance thereof. Lessor shall not be liable to Lessee or Lessee's agents, employees, guests, invitees, or to any person claiming by, through or under Lessee for any injury to person, theft, loss or damage to property, or for loss or damage to Lessee's business, occasioned by or through the acts or omissions of Lessor, its employees, or any other person, or by any other cause whatsoever; provided, however, that the foregoing will not relieve Lessor from liability for a breach of this Lease or arising as a result of Lessor’s gross negligence or willful misconduct.

12.

LESSEE’S IDEMNITY. Lessee shall indemnify Lessor and save Lessor harmless from all suits, actions, damages, liability and expense in connection with loss of life, bodily or personal injury or property damage occasioned wholly or in part by any action or omission of Lessee, its agents, contractors, employees, servants, invitees or licensees. If Lessor should, without fault on its part, be made a party to any action commenced by or against Lessee, Lessee shall protect and hold Lessor harmless and shall pay all of Lessor’s costs, expenses, and reasonable attorneys’ fees incurred by Lessor as a result of being named as a party to such action.

13.

LESSEE'S INSURANCE COVERAGE. Lessee shall at Lessee’s expense, obtain and keep in force during the term of this Lease a policy of Comprehensive General Liability insurance utilizing an Insurance Services Office standard form with Broad Form General Liability Endorsement (GL 0404), or equivalent, in an amount of not less than $1,000,000 per occurrence of bodily injury and property damage combined or in a greater amount as reasonably determined by Lessor and shall insure Lessee with Lessor as an additional insured against liability arising out of the use, occupancy or maintenance of the Premises. Compliance with the above requirement shall not, however, limit the liability of Lessee hereunder.

14.

TERMINATION BY LESSEE. If Lessee remains in possession of the premises on a month to month basis after the expiration of the initial term of this agreement, Lessee may terminate this Agreement only after providing at least 30 days written notice to Lessor of Lessee's intention to do so.

15.

SERVICES. Lessor shall provide heating and air conditioning, and janitorial service as reasonably required, reasonable amounts of electricity for normal lighting and desktop office machines, water for reasonable and normal drinking and lavatory use. Said services and utilities shall be provided during generally accepted business days and hours. Lessee shall not make connection to the utilities except by or through existing outlets and shall not install or use machinery or equipment in or about the Premises that uses excess water, lighting, or power, or suffer or permit any act that causes extra burden upon the current utilities or services including but not limited to portable air conditioning and heating units, refrigeration equipment, commercial printing units, laboratory and testing equipment, and computer servers/telco farms. Lessee is not permitted to use machinery or equipment which causes vibration, excessive noise, or creates exhaust or generates heat loading in the Demised Premises. Lessor shall require Lessee to reimburse Lessor for any excess expenses or costs that may arise out of a breach of this paragraph by Lessee. Lessee shall pay for all water, gas, heat light, power, telephone, internet, and other utilities and services specially or exclusively supplied and/or metered exclusively to the Premises or to Lessee, together with any taxes thereon.

There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any service or utility due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s control or in cooperation with governmental request or directions.

16.

REPAIRS AND RE-ENTRY. Lessee will, at Lessee's own cost and expense, keep the Leased Premises and all other improvements to the extent covered by this Agreement in sound condition and good repair, and shall repair or replace any damages or injury done to the Building or any part thereof by Lessee or Lessee's agents, employees an invitees, and if Lessee fails to make such repairs or replacements promptly, or within 30 days of occurrence, Lessor may at its option make such repair or replacement, and Lessee shall repay cost thereof to Lessor on demand. Lessee will not commit or allow any waste or damage to committed on any portion of the Demised Premises, and shall at termination of this Agreement by lapse of time or otherwise deliver up the premises to Lessor in as good condition as at date of possession, ordinary wear and tear excepted, and upon such termination of this Agreement Lessor shall have the right to re-enter and resume possession of the Demised Premises.

17.

ASSIGNMENT, SUBLETTING, ALTERATIONS, ADDITIONS, AND IMPROVEMENTS Lessee will not assign this Agreement, or allow same to be assigned by operation of law or otherwise, or sublet the Demised Premises or any part thereof, except to an affiliate or successor, or use or permit same to be used for any other purpose than stated in the use clause hereof, or make or allow to be made any alterations or physical additions in or to the Demised Premises without prior written consent of Lessor; such consent will not be unreasonably withheld. Such alterations, physical additions, or improvements when made to the Demised Premises by Lessee shall at once become property of the Lessor and shall be surrendered to Lessor upon termination in any manner of this Agreement, but this clause shall not apply to moveable fixtures or furniture of Lessee.

18.

RULES OF BUILDING. Lessee and Lessee's agents, employees, and invitees, will comply fully with all requirements of rules of the Building which are attached as Exhibits B and made a part hereof as though fully set out herein. Lessor shall at all times have the right to change such rules and regulations or to amend them in such reasonable and non-discriminatory manner as may be deemed advisable for safety, care, and cleanliness of the Premises and for preservation of good order therein, all of which rules and regulations, changes, amendments, will be forwarded to Lessee in writing and shall be carried out and observed by Lessee. In the event of a conflict between the rules and regulations and the terms of this Lease, the terms of this Lease will prevail.

19.

ENTRY FOR REPAIRS AND INSPECTION. Lessee will permit Lessor or owner, or their officers, agents, and representatives right to enter into and upon any and all parts of the Demised Premises, at reasonable times to inspect same or clean or make repairs or alterations or additions as Lessor may deem necessary, and Lessee shall not be entitled to any abatement or reduction of rent by reason thereof. Advance notice shall be given within a reasonable time period while the Demised Premises are occupied. Landlord shall use reasonable efforts to minimize disruption to Lessee’s business caused by such entry.

20.

NUISANCE. Lessee will conduct its business, and control its agents, employees, and invitees in such a manner as not to create any nuisance, interfere with, or annoy or disturb other Lessees or Lessor in the management of Building.

21.

CONDEMNATION. Should the Demised Premises or the Building be taken or condemned in whole or in part for public purposes, then the term of the Agreement shall forthwith terminate. Lessor shall receive the entire award from such taking, and Lessee shall have no claim thereto; provided, however, that Lessee shall be entitled to make a separate claim against the condemning authority for relocation costs and loss of unamortized improvements, if any, paid for by Lessee.

22.

HOLDING OVER. Subject to the provision of Section 10 and Section 23 of this Lease, if applicable, Lessee shall vacate the Premises upon the Termination Date or earlier termination of this Lease. Notwithstanding any other provision of this Lease, Lessee shall indemnify, defend upon demand with counsel reasonably acceptable to Lessor, and hold harmless Lessor, from and against any and all liabilities, losses, claims, damages, lost profits, consequential damages, interest, penalties, fines, monetary sanctions, attorney’s fees, experts fees and court costs which result from arise in any manner whatsoever out of the failure of Lessee to vacate the Premises upon the Termination Date or earlier termination of this Lease.

23.

MONTH-TO-MONTH LEASE. If Lessee does not vacate the premises upon the Termination Date or earlier termination of this Lease, and if Lessor thereafter accepts Base Rent from Lessee, then Lessee’s occupancy of the premises shall be a month-to-month tenancy, subject to all of the terms of this Lease applicable to a month-to month tenancy, except that the Base Rent shall be one hundred twenty-five percent (125%) of the Base Rent payable at the end of the Lease Term.

24.

FIRE CLAUSE. If the Premises or the Building shall be damaged by any fire or other casualty and if said damage can be repaired within 90 days from the date of the casualty by using standard working methods and procedures, Lessor shall notify Lessee in writing that Lessor has determined that the damage can be repaired within such 90 day time period and Lessor shall make such repairs within 90 days from the date of the casualty. All rent and other sums owed by Lessee to Lessor hereunder shall abate from the date of the casualty until the date when Lessor completes the repairs. If Lessor and/or Lessee determine that the premises cannot be repaired within 90 days from the date of the casualty, Lessor or Lessee shall notify the other party that such determination has been made and this Agreement shall terminate as of the date of the casualty. In the event of such termination, (i) Lessee shall pay Lessor all rent and other sums owed hereunder until the date of the casualty; (ii) Lessee shall be permitted to remove any of its personal property from the premises; (iii) Lessee shall surrender possession of the premises to Lessor, and (iv) Lessor shall return the security deposit to Lessee.

25.

ENTIRE AGREEMENT. It is expressly agreed by Lessee, as a material consideration for the execution of this Agreement, that there are, and were no verbal representations, understandings, stipulations, agreements or promises pertaining thereto not incorporated in writing herein, and it is likewise agreed that this Agreement shall not be altered, waived, amended or extended otherwise than as provided herein, except same may be done in writing signed by Lessor's and Lessee's authorized agent.

26.

TRANSFER OF LESSOR'S RIGHTS. Lessor shall have the right to transfer and assign, in whole or in part, all and every feature of its rights and obligations hereunder and in the Building and property referred to herein. Such transfers or assignments may be made either to corporation, trust company, individual, or group of individuals, and however made are to be in all things respected and recognized by Lessee.

27.

DEFAULT CLAUSE. In the event: (a) Lessee fails to comply with any term, provision, condition, or covenant of this Agreement or any of the rules and regulations now or hereafter established for the government of the Building within 30 days written notice from Lessor; (b) Lessee abandons the Demised Premises; (c) any petition is filed by or against Lessee under any section or chapter of the U.S. Bankruptcy Code, as amended or under any similar law or statute of the United States or any state thereof; (d) Lessee becomes insolvent or makes a transfer in fraud of creditors; (e) Lessee makes an assignment for benefit of creditors; or (f) a receiver is appointed for Lessee or any of the assets of Lessee and is not discharged within sixty (60) days thereafter, then in any such events, Lessor shall have the option to do any one or more of the following without any notice or demand, in addition to and not in limitation of any other remedy permitted by law or by this Agreement:

(1)

Terminate this Agreement, in which event Lessee shall immediately surrender the Demised Premises to the Lessor, but if Lessee shall fail to do so, Lessor may, without notice and without prejudice to any other remedy Lessor may have for possession or arrearages in rent, enter upon and take possession of the Demised Premises and expel or remove Lessee and its effects by force if necessary, without being liable to prosecution or any claim for damages thereof; and Lessee agrees to indemnify Lessor for all loss and damage which Lessor may suffer by reason of such termination, whether through inability to relet the Demised Premises on satisfactory terms, or through decrease in rent, or otherwise.

(2)

Provided Lessor has terminated the Lease, declare the entire amount of the rent which would have become due and payable during the remainder of the term of this Agreement over and above the amount that Lessee proves Lessor could receive by reletting the Demised Premises to be due and payable immediately, in which event, Lessee agrees to pay the same at once, together with all rents theretofore due, to Lessor at the address specified herein or hereunder; provided, however, that such payment shall not constitute a penalty or forfeiture or liquidated damages, but shall merely constitute payment in advance of the rent for the remainder of said term. The acceptance of such payment by Lessor shall not constitute a waiver of any failure of Lessee thereafter occurring to comply with any term, provision, condition, or covenant of this Agreement.

(3)

Enter upon and take possession of the Demised Premises as the agent of Lessee, and Lessor shall use reasonable efforts to relet the Demised Premises as the agent of the Lessee and receive the rent therefore; and in such event, Lessee shall pay Lessor the cost of renovating, repairing and altering the Demised Premises for a new lessee or lessees and any deficiency that may arise by reason of such reletting or demand at the address of Lessor specified herein or hereunder; provided however, the failure or refusal of Lessor to relet the Demised Premises shall not release or affect lessee's liability for rent or for damages and such rent and damages shall be paid by Lessee on the dates specified herein.

(4)

Lessor may as agent of Lessee, do whatever Lessee is obligated to by the provisions of this Agreement and may enter the Demised Premises, in order to accomplish this purpose. Lessee agrees to reimburse Lessor immediately upon demand for any expenses, which Lessor may incur in thus effecting compliance with this Agreement on behalf of Lessee

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law.

28.

QUIET POSSESSION. Lessor hereby covenants that Lessee, upon paying rent as herein reserved, and performing all covenants and agreements herein contained on part of Lessee, shall and may be peacefully and quietly have, hold and enjoy the Demised Premises.

29.

SUBORDINATION. Lessee hereby subordinates this Agreement and all rights of Lessee hereunder to any mortgage or mortgages, or vendor's lien, or similar instruments which now are or which may from time to time be placed upon the Premises covered by this Agreement; such mortgage or mortgages or liens or other instruments shall be superior to and prior to this Agreement. Lessee further covenants and agrees that if any mortgagees or other lien holder acquires the Demised Premises by foreclosure, or if any other person acquires the Demised Premises as a purchaser at any such foreclosure sale (any such mortgagee or other lien holder or purchaser at any such foreclosure sale being each hereinafter referred to as the “Purchaser at Foreclosure”), Lessee shall attorn to the Purchaser at Foreclosure and the Purchaser at Foreclosure shall not disturb Lessee’s tenancy.

30.

SEVERABILITY CLAUSE. If any clause or provision of this Agreement is found by a court of competent jurisdiction to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, then and in that event, it is the intention of the parties hereto that the remainder of this Agreement shall not be affected thereby, and it is also the intention of the parties to this Agreement that in lieu of each clause or provision that is illegal, invalid or unenforceable, there be added as a part of this Agreement a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. The caption of each paragraph hereof is added as a matter of convenience only and shall be considered to be of no effect in the construction of any provision of this Agreement.

31.

SECURITY DEPOSIT. Upon the occurrence of any event of default by Lessee, Lessor may, from time to time, without prejudice to any other remedy, use the security deposit paid to Lessor by Lessee as herein provided to the extent necessary to make good an arrears of rent and any other damage, injury, expense or liability caused to Lessor by such event of default, any remaining balance of such security deposit to be returned by Lessor to Lessee upon termination of this Agreement. Such security deposit shall not be considered an advance payment of rental or a measure of Lessor's damages in case of default by Lessee. Lessor shall refund the security deposit to Lessor within 21 days after vacating premises, provided that all other terms and conditions under the lease are met.

32.

MUTUAL WAIVER OF SUBROGATION. Lessee and Lessor hereby mutually waive all right of subrogation by any insurance company issuing policies to Lessee or Lessor with respect to the Demised Premises, Lessee's fixtures, personal property, or leasehold improvements, or Lessee's business. Further, Lessee and Lessor mutually waive claims against the other for damages to the waiving party’s property that would have been covered by insurance but for the failure of the waiving party to maintain an all risk or special form policy covering the full replacement cost of such property.

33.

BINDING EFFECT. The provisions of this Agreement shall be binding upon and inure to the benefits of Lessor and Lessee, respectively, and to respective heirs, personal representatives, successors and assigns, subject to the provisions for assignment, subletting, alterations, additions, and improvements set forth earlier in this Agreement.

34.	SIGNAGE. Lessee shall be entitled to standard building signage on both the building directory and floor/suite for Lessee. Lessee agrees to pay a $500 nonrefundable signage fee.

35.

BANKRUPTCY. If Lessee shall file a petition in bankruptcy under any provision of the Bankruptcy Code as then in effect, or if Lessee shall be adjudicated a bankrupt in involuntary bankruptcy proceedings and such adjudication shall not have been vacated within thirty (30) days from the date thereof, or if a receiver or trustee of Lessee’s property shall be appointed and the order appointing such receiver or trustee shall not be set aside or vacated within thirty (30) days after the entry thereof, or if Lessee shall assign Lessee’s estate or effects for the benefit of creditors (collectively, “Acts of Insolvency”), or if this Lease shall, by operation of law or otherwise, pass to any person or persons other than Lessee, then in any such event Lessor may terminate this Lease, if Lessor so elects, with or without notice of such election and with or without entry or action by Lessor. In such case, notwithstanding any other provisions of this Lease, Lessor, in addition to any and all rights and remedies allowed by Attorney Work Product or equity, shall, upon such termination, be entitled to recover damages and neither Lessee nor any person claiming through or under Lessee or by virtue of any statute or order of any court shall be entitled to possession of the Premises but shall immediately surrender the Premises to Lessor. Nothing contained herein shall limit or prejudice the right of Lessor to recover, by reason of any such termination, damages equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such damages are greater, equal to or less than the amount of damages otherwise recoverable under the provisions of this Paragraph 35.

36.

ESTOPPEL CERTIFICATE. Within ten (10) business days following any written request which Lessor may make from time to time, Lessee shall execute and deliver to Lessor a “Tenant Estoppel Certificate.” Lessor and Lessee intend that any statement delivered pursuant to this Paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein.

Lessee’s failure to deliver such Tenant Estoppel Certificate within such time shall be conclusive upon Lessee (i) that this Lease is in full force, without modification except as may be represented by Lessor, (ii) that there are no uncured defaults in Lessor’s performance, and (iii) that not more than one (1) month’s rental has been paid in advance. Lessee’s failure to deliver the Tenant Estoppel Certificate to Lessor within ten (10) business days of receipt shall constitute a material default under this Lease and Lessor may, at Lessor’s option, terminate the Lease, provided written notice of such termination.

37.

ATTORNEYS’ FEES. If any legal proceeding arises in connection with this Lease, in addition to any other remedy at law or in equity sought or obtained by the prevailing party, the losing party shall pay the reasonable legal and other fees and all costs of the prevailing party incurred in connection with those proceedings.

38.

LIMITATION ON LIABILITY AND TIME. In consideration of the benefits accruing under this Lease, Lessee and all successors and assigns agree that, in the event of any actual or alleged failure, breach or default under this Lease by Lessor: (a) the sole and exclusive remedy shall be against the Lessor’s interest in the Building, including rights to rent and other proceeds therefrom; (b) no partner or owner of Lessor shall be named as a party in any suit or proceeding (except as may be necessary to secure jurisdiction of the partnership, if applicable); (c) no partner or owner of Lessor shall be required to answer or otherwise plead to any service of process; (d) no judgment will be taken against any partner or owner of Lessor (if applicable); (e) no writ of execution will ever be levied against the assets of any partner or owner of Lessor; and (f) the obligations of Lessor under this Lease do not constitute personal obligations of the individual partners, directors, officers or owners of Lessor, and Lessee shall not seek recourse against the individual partners, directors, officers or owners of Lessor or any of their personal assets for satisfaction of any liability in respect to this Lease. In the event of a breach or default by Lessor under this Lease, in no event shall Lessee have the right to terminate this Lease as a result of such breach or default, and Lessee’s remedies shall be limited to damages and/or an injunction.

39.

PROJECT PLANNING / RELOCATION. Lessor, at its expense, at any time during the Term, may relocate Tenant from the Premises to space of reasonably comparable size (not to exceed one hundred ten percent (110%) of square footage of the Premises), window line, quality, utility and finishes (“Relocation Space”) within the building upon Ninety (90) days prior written notice to Lessee. The parties shall execute a written agreement prepared by Lessor memorializing the Date Relocation; the Rent adjusted proportionately to the square footage of the relocation space, all other terms of this Agreement shall remain unchanged and in full force and effect. Lessor shall reimburse Lessee’s actual costs of relocation, including costs for moving furniture, equipment, supplies and other personal property. In the event Lessee does not agree to accept the Relocation Space offered by Lessor, or Lessor does not have comparable Relocation Space available, either Lessee or Lessor shall have the Right to Terminate this Agreement by providing a One Hundred Eighty (180) day advance written notice of exercise to the other.

40.

AGENCY REPRESENTATION. The brokers involved in this transaction are Mark Kuiper and John McMahon of Colliers. Lessee and Lessor each represent and warrant to the other that neither has had any dealing with any person, firm, broker or finder other than the persons(s) whose names are set forth in this paragraph in connection with the negotiation with this Lease and/or the consummation of the transaction contemplated hereby, and no other broker or other person, firm or entity is entitled to any commission or finder’s fee in connection with said transaction. Lessee and Lessor do each hereby indemnify and hold the other harmless from and against any costs, expenses, attorney’s fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party.

41.

NOTICES. Any notice required or permitted to be given hereunder by one party to the other shall be deemed to be given if deposited in the United States Mail, with sufficient postage prepaid, addressed to the respective party to whom notice is intended to be given at the following address of such party:

Lessor:

Heritage Village Offices

51 E. Campbell Avenue

Campbell, CA 95008

Phone: 408-866-4450

Lessee:

Prior to the Commencement Date:

hopTo Inc.

51 E. Campbell Avenue #128

Campbell, CA 95008

From and after the Commencement Date:

hopTo Inc.

1919 S Bascom Avenue, Suite 600

Campbell, CA 95008

Lessee acknowledges receipt of a signed copy of this Agreement including all Exhibits referred to herein.

IN WITNESS WHEREOF this Agreement is entered into by the parties hereto on the date and year first set forth above.

LESSEE: HOPTO, INC.		LESSOR: HERITAGE VILLAGE OFFICES

By:	/s/ Eldad Eilam	By:	/s/ Jeff Mar

Title:	Eldad Eilam,CEO/President	Title:	Manager/Authorized Agent

Date:	8/25/2015	Date:	8/24/2015

By:	/s/ Jean-Louis Casabonne

Title:	Jean-Louis Casabonne, CFO

Date:	8/24/2015

EXHIBIT A

HERITAGE VILLAGE OFFICES

SUITE 128

CONSTRUCTED FINISHED FLOOR PLAN

●	Lessor to re-paint premises in Tenant’s choice of building-standard colors.
●	Lessor to re-carpet premises in Tenant’s choice of building-standard colors.

EXHIBIT B

BUILDING RULES AND REGULATIONS

1.

The sidewalks, entries, passages, court corridors and stairways shall not be obstructed by any of the Lessees, their employees or agents, or used by them for purposes other than ingress and egress to and from their respective suites.

2.

All safes or other heavy articles shall be carried up or into the Premises only at such times and in such manner as shall be prescribed by the Lessor and the Lessor shall in all cases have the right to specify the proper weight and position of any such safe or other heavy article. Any damage done to the Building by taking in or removing any safe or from overloading any floor in any way shall be paid by the Lessee. Defacing or injuring in any way any part of the Building by the Lessee, his agents or employees, shall be paid for by the Lessee. Lessee shall be required to move in/out only through the sides and the rear of the building and at NO TIME move in or receive any heavy items or items requiring rolling carts through the front lobby of the building.

3.

Lessee will refer all contractors, contractors' representatives and installation technicians rendering any service on or to the Premises for Lessee to Lessor for Lessor's approval and supervision before performance of any contractual service. This provision shall apply to all work performed in the Building, including installation of telephones, telegraph equipment, electrical devices and attachments and installations, of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

4.

No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the said Building unless of such color, size and style and in such place upon or in said Building as shall be approved in writing by Lessor. Signs on doors will be painted for the Lessee by a sign writer approved by Lessor, the cost of the painting to be paid by the Lessee. A directory in a conspicuous place, with the names of the Lessees will be provided by Lessor; any necessary revision in this will be made by Lessor within a reasonable time after notice from the Lessee of the error or change making the revision necessary. No furniture shall be placed in front of the Building or in any lobby or corridor without written consent of Lessor. Lessor shall have the right to remove all other unauthorized signs and furniture without notice to Lessee at the expense of Lessee.

5.

Lessee shall have the nonexclusive use in common with the Lessor, other Lessees, their guests and invitees, of the uncovered automobile parking area, driveways and footways, subject to reasonable rules and regulations for the use thereof as prescribed from time to time by Lessor. Lessor shall have the right to designate parking areas for the use of the Building Lessees and their employees shall not park in parking areas not so designated. Lessee agrees that upon written notice from Lessor, it will furnish to Lessor, within five (5) days from receipt of such notice, the state automobile license numbers assigned to the automobiles of the Lessee and its employees.

6.

No Lessee shall do or permit anything to be done in said premises, or bring or keep anything therein, which will in any way increase the rate of fire insurance on said Building or on property kept therein, or obstruct or interfere with the rights of other Lessees, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department, or with any insurance policy upon said Building or any part thereof, or conflict with any rules or ordinances of the Board of Health of Santa Clara County.

7.	The janitor of the Building may at all times keep a pass key, and he and other agents of the Lessor shall at all times be allowed admittance to said Premises.

8.

No additional locks shall be placed upon any doors without the written consent of the Lessor. All necessary keys shall be furnished by the Lessor, and the same shall be surrendered upon the termination of this Agreement, and the Lessee shall then give the Lessor or his agent’s explanation of the combination of all locks upon the doors of vaults.

9.	No windows or other openings that reflect or admit light into the corridors or passageways, or to any other place in said Building, shall be covered or obstructed by any of the Lessees.

10.

The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and the cost of repair of any damage resulting to them form misuse, or the defacing or injury of any part of the Building, shall be borne by the person who shall occasion it.

11.

No person shall disturb the occupants of the Building by the use of any musical instruments, the making of unseemly noises, or any unreasonable use, or any noise above 50 decibels within tenant suite and 40 decibels in the common areas. No dogs (except required by law) or other animals or pets of any kind will be allowed in the Building.

12.	No bicycles or similar vehicles will be allowed in the Building.

13.	Nothing shall be thrown out the windows of the Building or down the stairways or other passages.

14.	Lessee shall not be permitted to use or to keep in the Building any kerosene, camphene, burning fluid or other illuminating materials.

15.

If any Lessee desires telegraphic, telephonic or other electric connections, Lessor or its agent will direct the electricians as to where and how the wires may be introduced, and without such directions no boring or cutting for wires will be permitted.

16.

If Lessee desires shades or awnings, they must be of such shape, color, materials and make as shall be prescribed by Lessor and any outside awning proposed may be prohibited by Lessor. Lessor or its agents shall have the right to enter the Premises to examine the same or to make such repairs, alterations or additions as Lessor shall deem necessary for the safety, preservation or improvement of the Building; and Lessor or its agents may show said Premises and may place on the windows or doors thereof, or upon the bulletin board, a notice “For Rent” for one month prior to the expiration of this Agreement.

17.	No portion of the Building shall be used for the purpose of lodging rooms or for any immoral or unlawful purposes.

18.

All glass, locks and trimmings in or about the doors and windows and all electric fixtures belonging to the Building shall be kept whole, and whenever broken by anyone shall be immediately replaced or repaired and put in order by Lessor, and on removal shall be left whole and in good repair. However, if Lessee, Lessee's agents, employees or invitees cause the damage, then Lessee shall reimburse Lessor for actual cost of repair.

19.	Lessee shall not install or authorize the installation of any vending machines, or any other heavy equipment, without Lessor's written approval.

20.	Lessor reserves the right to monitor activity in the common areas with video/audio surveillance.

21.	In an effort to save power, Lessee agrees to turn off unused lights and equipment at the end of each day.

Lessee: hopTo, Inc.		Lessor: Heritage Village Offices

By:		By:

Title:	Eldad Eilam,CEO/President	Title:	Manager/Authorized Agent

Date:		Date:

By:

Title:	Jean-Louis Casabonne, CFO

Date: